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Exhibit (23)


                          Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-52543, Form S-8 No. 33-52545, Form S-8 No. 33-54229, Form S-8
No. 33-56857, Form S-8 No. 33-56861, Form S-8 No. 33-61399, Form S-8 No.
33-20431 and Form S-8 No. 333-25865) pertaining to the Non-Employee Director Stock Option Plan, Management Incentive Program, LTV Steel Group Employee Stock Ownership Plan, Non-Employee Directors' Equity Compensation Plan, The Hourly Employee Stock Payment Alternative Plan, Non-Qualified Stock Option Plan for Certain Key Executives of Continental Emsco Company, Salaried Employee Stock Option Plan and The LTV Corporation Amended and Restated Management Incentive Program, respectively, of The LTV Corporation of our report dated January 28, 1999, with respect to the consolidated financial statements of The LTV Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1998 and of our report dated January 22, 1999 with respect to the financial statements of Trico Steel Company, L.L.C. included in the Form 10-K of The LTV Corporation for the year ended December 31, 1998.



                                                   /s/ Ernst & Young LLP


Cleveland, Ohio
February 26, 1999